THIRD SUPPLEMENTAL INDENTURE BETWEEN EXELON CORPORATION AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. TRUSTEE DATED AS OF FEBRUARY 1, 2025 6.500% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2055

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ........................................................................................................... 1 Section 1.01 Definition of Terms .............................................................................................. 1 ARTICLE II GENERAL TERMS AND CONDITIONS OF THE NOTES .................................. 5 Section 2.01 Designation and Principal Amount ...................................................................... 5 Section 2.02 Stated Maturity ..................................................................................................... 6 Section 2.03 Form and Payment; Minimum Transfer Restriction ............................................ 6 Section 2.04 Exchange and Registration of Transfer of Notes; Restrictions on Transfers; Depositary ......................................................................................... 7 Section 2.05 Interest.................................................................................................................. 8 Section 2.06 Events of Default .................................................................................................. 8 Section 2.07 No Sinking Fund or Repayment at Option of the Holder ................................... 10 Section 2.08 No Additional Amounts ...................................................................................... 10 Section 2.09 Waiver of Defaults.............................................................................................. 10 Section 2.10 Waiver of Covenants .......................................................................................... 11 Section 2.11 Conveyance by Lease ......................................................................................... 11 Section 2.12 Ranking; Subordination ..................................................................................... 11 ARTICLE III REDEMPTION OF THE NOTES ......................................................................... 11 Section 3.01 Optional Redemption by Company .................................................................... 11 Section 3.02 Effect of Redemption .......................................................................................... 12 Section 3.03 Notice of Redemption ......................................................................................... 12 Section 3.04 Amendments to Article IV of Base Indenture ..................................................... 12 ARTICLE IV OPTION TO DEFER INTEREST PAYMENTS .................................................. 12 Section 4.01 Option to Defer Interest Payments ..................................................................... 12 ARTICLE V FORM OF NOTE .................................................................................................... 15 Section 5.01 Form of Note ...................................................................................................... 15 ARTICLE VI ORIGINAL ISSUE OF NOTES ............................................................................ 15 Section 6.01 Original Issue of Notes....................................................................................... 15 ARTICLE VII RESERVED ......................................................................................................... 15 ARTICLE VIII SUPPLEMENTAL INDENTURE ...................................................................... 15 Section 8.01 Supplemental Indenture without Consent of Holders ........................................ 15 Section 8.02 Supplemental Indenture with Consent of Holders ............................................. 16 ARTICLE IX RESERVED ........................................................................................................... 17 ARTICLE X CONSOLIDATION, MERGER, SALE OR CONVEYANCE .............................. 17 Section 10.01 Covenant Not to Consolidate Merge, Sell or Convey Except Under Certain Conditions ........................................................................................... 17

ii Section 10.02 Successor Person to Be Substituted ................................................................. 17 ARTICLE XI TAX TREATMENT .............................................................................................. 18 Section 11.01 Tax Treatment .................................................................................................. 18 ARTICLE XII THE TRUSTEE .................................................................................................... 18 Section 12.01 Appointment of Trustee .................................................................................... 18 Section 12.02 Eligibility of Trustee ......................................................................................... 18 Section 12.03 Security Registrar and Paying Agent ............................................................... 19 Section 12.04 Concerning the Trustee .................................................................................... 19 Section 12.05 Patriot Act Requirements of Trustee ................................................................ 19 Section 12.06 Notice upon Trustee ......................................................................................... 19 ARTICLE XIII MISCELLANEOUS ........................................................................................... 20 Section 13.01 Ratification of Indenture; Third Supplemental Indenture Controls ................. 20 Section 13.02 Recitals ............................................................................................................. 20 Section 13.03 Governing Law ................................................................................................. 20 Section 13.04 Separability ...................................................................................................... 20 Section 13.05 Counterparts .................................................................................................... 21

1 THIRD SUPPLEMENTAL INDENTURE THIS THIRD SUPPLEMENTAL INDENTURE, dated as of February 1, 2025 (the “Third Supplemental Indenture”), is between EXELON CORPORATION, a Pennsylvania corporation, having its principal office at 10 South Dearborn Street, Chicago, Illinois 60603 (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee of the Securities established by this Third Supplemental Indenture, having a corporate trust office at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606 (herein called the “Trustee”). WHEREAS, the Company has heretofore entered into an Indenture (For Unsecured Subordinated Debt Securities), dated as of June 17, 2014 between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of June 17, 2014 and the Second Supplemental Indenture, dated as of April 3, 2017 (the “Base Indenture”); WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, and as may be hereafter supplemented or amended from time to time in accordance herewith and therewith, is herein called the “Indenture”; WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee; WHEREAS, the Company proposes to create under the Base Indenture new series of Securities and to appoint the Trustee as Trustee under the Base Indenture with respect to such Securities; WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture and all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects; NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows: ARTICLE I DEFINITIONS Section 1.01 Definition of Terms. For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires: (a) the capitalized terms not otherwise defined herein shall have the meanings set forth in the Base Indenture;

2 (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein; (d) a reference to a Section or Article is to a Section or Article of this Third Supplemental Indenture unless otherwise stated; (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; (f) headings are for convenience of reference only and do not affect interpretation; “Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15, or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Reset Date will be deemed to be 6.500% per annum, which is the same interest rate as in effect from and including the Original Issue Date to, but excluding, the First Reset Date. “Business Day” means a day other than (i) a Saturday or a Sunday, or (ii) a day on which banks in New York, New York are authorized or required by law or executive order to close. “Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the Notes at such time. “Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case

3 of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person. “Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business with respect to the Securities herein described shall be principally administered, which office at the date of original execution of this Third Supplemental Indenture is located at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. “Global Securities” shall have the meaning set forth in Section 2.03(a). “H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto). The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day (as defined below) prior to the applicable Reset Date. “Holder” means the Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose. “Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date. “Interest Payment Period” means the semi-annual period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be the period from and including the Original Issue Date to but excluding September 15, 2025. “Interest Payment Date” shall have the meaning set forth in Section 2.05. “Notes” shall have the meaning specified in Section 2.01. “Optional Deferral Period” means each such deferral period, commencing on the Interest Payment Date on which the first such deferred Interest Payment otherwise would have been made. “Original Issue Date” means February 19, 2025 or, in the case of Notes issued in connection with any exercise by the underwriters of their option to purchase additional Notes as set forth in the Underwriting Agreement, the date on which such Notes are issued. “Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor

4 provision thereto), that then publishes a rating for the Company (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on February 13, 2025, in the case of any rating agency that published a rating for the Company as of February 13, 2025, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Company, in the case of any rating agency that first publishes a rating for the Company after February 13, 2025 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Notes by such rating agency had the current methodology not been changed. “Redemption” means the redemption of the Notes pursuant to the terms of Article III. “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture. “Redemption Price” means, for any Note, the principal amount of such Note, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), if any, to but excluding the Redemption Date. “Regular Record Date” shall have the meaning set forth in Section 2.05(a). “Reset Date” means the First Reset Date and March 15 of every fifth year after 2035. “Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period. “Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date. “Stated Maturity” shall have the meaning specified in Section 2.02. “Successor Person” shall have the meaning specified in 10.01. “Tax Event” means that the Company has received an opinion of counsel experienced in such matters to the effect that, as a result of: a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties; b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

5 c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or d) a threatened challenge asserted in writing in connection with a tax audit of the Company or any of the Company’s subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities of this series, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after February 13, 2025, there is more than an insubstantial risk that interest payable by the Company on the Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes. The terms “Company,” “Trustee,” “Base Indenture,” “Indenture”, and “Third Supplemental Indenture” shall have the respective meanings set forth in the preamble or recitals to this Third Supplemental Indenture. ARTICLE II GENERAL TERMS AND CONDITIONS OF THE NOTES Section 2.01 Designation and Principal Amount. There is hereby authorized a new series of Securities, to be designated the “6.500% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055” (the “Notes”) in the initial aggregate principal amount of $1,000,000,000, which amount shall be set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 301 of the Base Indenture and Section 6.01 hereof. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture is initially limited to $1,000,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 406 or 1206 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture. However, such series of Securities may be re-opened by the Company for the issuance of additional Securities of the same series, so long as any such additional Notes (i) have the same form and terms (other than the offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first Interest Payment Date, and except that the provisions of the Notes specifying the rate of interest thereon to but excluding the First Reset Date shall not be applicable to any such additional Notes whose date of original issuance is on or after the First Reset Date), and carry the same right to receive accrued and unpaid interest (if any), as the Notes theretofore issued and (ii) shall form a single series under the Indenture with the Notes theretofore issued, and provided that such additional Notes are fungible with the Notes theretofore issued for United States Federal income tax purposes; provided, however, that, notwithstanding the

6 foregoing, such series of Securities may not be re-opened if the Company has effected the satisfaction and discharge thereof as provided in Sections 701 and 702 of the Indenture. Section 2.02 Stated Maturity. The “Stated Maturity” of the Notes is March 15, 2055. Section 2.03 Form and Payment; Minimum Transfer Restriction. (a) The Notes are to be issued only as registered securities without coupons. All Notes shall have identical terms. The Notes shall be issued in book-entry form and represented by one or more global Securities (the “Global Securities”) of such series, the initial depositary (the “Depositary”) for the Global Securities of such series shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time. Notwithstanding the foregoing, certificated Notes in definitive form may be issued in exchange for Global Securities of such series under the circumstances contemplated by Section 2.04. (b) The Notes shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal of the Notes and shall not be subject to a sinking fund or analogous provision. (c) The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Section 302 of the Base Indenture shall not apply with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to this Section 2.03(c). (d) The principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars. (e) The Notes shall not be convertible into or exchangeable for other securities. (f) Anything in the Indenture or the Notes to the contrary notwithstanding, payments of the principal of and premium, if any, and interest on the Global Securities of such series shall be made by wire transfer to the Depositary or its nominee or to any successor depositary or nominee, whichever shall be the registered Holder of such Global Securities of such series from time to time. (g) As used in the Indenture with respect to the Notes and in the certificates evidencing the Notes, all references to “premium” on the Notes shall mean any amounts (other than accrued interest) payable upon the redemption of any Notes in excess of 100% of the principal amount of such Securities. (h) Notwithstanding the provisions of Section 802 of the Indenture, neither the Trustee nor the Holders of the Notes shall be entitled to declare the principal of or accrued and unpaid interest on the Notes to be immediately due and payable by reason of the occurrence and continuation of an Event of Default specified in section (c) of Section 2.06 herein applicable to the Notes, and any notice of declaration of acceleration based on such an Event of Default shall be null and void with respect to the Notes; provided that, notwithstanding the foregoing, so long as an Event of Default specified in section (c) of Section 2.06 herein with respect to the Notes shall

7 have occurred and shall be continuing, the Trustee and the Holders of the Notes may exercise the other rights and remedies available under the Indenture in connection with such Event of Default, as well as such other rights and remedies as may be available under applicable law or otherwise. (i) The term “Senior Indebtedness,” when used in reference to the Notes, shall have the meaning set forth in Section 101 of the Indenture and the term “Subordination Provisions” when used in reference to the Notes, shall mean the provisions set forth in Article XV of the Indenture. For purposes of the Indenture and anything therein to the contrary notwithstanding, the Notes shall rank equally in right of payment with the Other Junior Subordinated Notes (as defined below), the Other Junior Subordinated Notes shall not constitute Senior Indebtedness with respect to the Notes, and the Notes shall not constitute Senior Indebtedness with respect to the Other Junior Subordinated Notes. “Other Junior Subordinated Notes” means any Securities of the Company issued pursuant to the Indenture, together with any additional debt securities of the same series which may in the future be issued under the Indenture upon any re-opening of such series. (j) Payment of the principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose at the Place of Payment, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, payments with respect to any Global Security will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository. (k) Notwithstanding any provision of the Base Indenture, the Notes may be executed by the Company and authenticated by the Trustee by manual or electronic signature. Section 2.04 Exchange and Registration of Transfer of Notes; Restrictions on Transfers; Depositary. If the Notes are issued as one or more Global Securities, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. Notes represented by the Global Securities will be exchangeable for Notes in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Securities or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of an Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Notes and any beneficial owner of a Global Security requests that its beneficial interest be exchanged for a Note in certificated form; provided, subject to Section 2.03, that the Notes in certificated form so issued in exchange for the Global Securities shall be in denominations of $2,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Security to be exchanged. Except as provided above, owners of beneficial interest in a Global Security will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Security that is exchangeable pursuant to clause (x) of the second

8 sentence of this Section 2.04 shall be exchangeable for Notes in certificated form registered in such names as the Depository shall direct. Section 2.05 Interest. (a) The notes will bear interest (i) from and including the Original Issue Date to, but excluding, March 15, 2035 (the “First Reset Date”) at the rate of 6.500% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 1.975%, to be reset on each Reset Date. Interest on the notes will accrue from and including the Original Issue Date and subject to Article IV, will be payable semi-annually in arrears on March 15 and September 15 (each, an “Interest Payment Date”) of each year, beginning on September 15, 2025, to the holders of record at the close of business on the immediately preceding March 1 and September 1 (whether or not a Business Day), respectively (each, a “Regular Record Date”), subject to our right to defer Interest Payments as described below. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, Redemption Date, or the Stated Maturity is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 113 of the Base Indenture is hereby superseded in its entirety, with respect to the Notes, by the immediately preceding sentence. (b) The applicable interest rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date. Unless the Company has validly called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date, the Company will appoint a Calculation Agent for the Notes prior to the Reset Interest Determination Date immediately preceding the First Reset Date; provided that, if the Company has called all of the outstanding Notes for redemption on a Redemption Date occurring prior to the First Reset Date but the Company does not redeem all of the outstanding Notes on such Redemption Date, the Company will appoint a Calculation Agent for the Notes as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there shall always be a Calculation Agent in respect of the Notes when so required). The Company may appoint itself or an Affiliate of the Company as Calculation Agent. Section 2.06 Events of Default. An “Event of Default” with respect to the Notes shall mean: (a) failure to pay interest, on any Note within 30 days after the same becomes due and payable (whether or not payment is prohibited by the Subordination Provisions of the Indenture) provided, however, that a valid deferral of the interest payment by the Company as described in Section 4.01; (b) failure to pay the principal of or premium, if any, on any Note when it becomes due and payable (whether or not payment is prohibited by the Subordination Provisions;

9 (c) failure to perform, or breach of, any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section 2.06 specifically dealt with or which has expressly been included in the Indenture solely for the benefit of one or more series of securities other than the Notes) and the continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture, unless the Trustee, or the Trustee and the Holders of a principal amount of Notes not less than the principal amount of Notes the holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Notes, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued in good faith; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company. The nonpayment of interest for so long as and to the extent that interest is permitted to be deferred pursuant to Article IV herein shall not be deemed to be a default in the payment of interest for the purposes of this Section. If an Event of Default occurs and is continuing, then either the Trustee or the Holders of at least 33% in aggregate principal amount of the outstanding Notes may declare the principal amount of all of the Notes, and interest accrued thereon to be due and payable

10 immediately (provided that the payment of principal and Interest on such Notes shall remain subordinated to the extent provided herein), by a notice in writing to the Company (and to the Trustee if given by Holders of the Notes), and, upon receipt by the Company of notice of such declaration of acceleration, such principal amount (or specified amount) and Interest accrued thereon shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee, the Event of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if: (x) the Company shall have paid or deposited with the Trustee a sum sufficient to pay: (i) all overdue Interest, if any, on all outstanding Notes; (ii) the principal of and premium, if any, on any outstanding Notes which have become due otherwise than by such declaration of acceleration and Interest thereon at the rate or rates prescribed therefor in such notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue Interest at the rate or rates prescribed therefor in such notes; (iv) all amounts due to the Trustee under this Indenture; and (y) if, after application of money paid or deposited in accordance with clause (x) above, the Notes would remain outstanding, any other Event or Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which shall have become due solely by such declaration of acceleration, shall have been cured or waived. Section 2.07 No Sinking Fund or Repayment at Option of the Holder. The Notes shall not be subject to any sinking fund or analogous provision and shall not be repayable at the option of a Holder thereof prior to the Stated Maturity. Section 2.08 No Additional Amounts. The Company will not pay any additional amounts to any Holder (or beneficial owner) in respect of any tax, assessment or governmental charge (including, without limitation, any taxes imposed pursuant to any Applicable Law). Section 2.09 Waiver of Defaults. The Holders of at least a majority in principal amount of the Notes, at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture with respect to the Notes; provided, however, that, subject to Section 901 of the Base Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders of the Notes not parties to such direction; and provided, further,

11 that nothing in the Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Notes. The Holders of at least a majority in principal amount of the Notes at the time Outstanding, may waive any past default under the Indenture with respect to the Notes, except a default in the payment of the principal of or interest on any of the Notes or in respect of a covenant or provision of the Indenture which under Article XII of the Base Indenture (as amended hereby) cannot be modified or amended without the consent of the Holder of each Note so affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the Holders of all the Notes. Section 812 of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 2.09. Section 2.10 Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition specifically contained in the Indenture for the benefit of the Notes, if before the time for such compliance the Holders of a majority in principal amount of the Notes at the time Outstanding shall waive such compliance in such instance, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. Section 2.11 Conveyance by Lease. Notwithstanding anything to the contrary in Section 1102 of the Base Indenture, the Company shall not be discharged from its obligations and covenants (with respect to the Notes) under the Indenture or the Notes, and may not be dissolved or liquidated, in connection with any conveyance by the Company of all or substantially all of its assets to any other Person by way of a lease. Section 2.12 Ranking; Subordination. For the avoidance of doubt, the Notes shall rank on a parity with all Securities of other series issued under the Base Indenture. ARTICLE III REDEMPTION OF THE NOTES Section 3.01 Optional Redemption by Company . (a) The Company may at its option redeem the Notes, in whole or from time to time in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a Redemption Price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus (subject to the provisions set forth below regarding the payment of installments of interest on Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date) accrued and unpaid interest on the Notes to be redeemed to, but excluding, the Redemption Date.

12 (b) The Company may at its option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event at a Redemption Price in cash equal to 100% of the principal amount of the Notes, plus (subject to the provisions set forth below regarding the payment of installments of interest on Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date) accrued and unpaid interest on the Notes to, but excluding, the Redemption Date. (c) The Company may at its option redeem the Notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event at a Redemption Price in cash equal to 102% of the principal amount of the Notes, plus (subject to the provisions set forth below regarding the payment of installments of interest on Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date) accrued and unpaid interest on the Notes to, but excluding, the Redemption Date. Section 3.02 Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, once notice of Redemption is given and sufficient funds are irrevocably deposited by the Company, in each case, in accordance with Sections 404 and 405 of the Base Indenture, (i) interest shall cease to accrue on the Notes to be redeemed on and after the Redemption Date (unless there is a default in payment of the Redemption Price), (ii) the Notes to be redeemed shall no longer be outstanding and (iii) all rights of the Holders in respect of the Notes to be redeemed shall terminate and lapse (other than the right to receive any amount owed in connection with a Redemption but without interest on such amount). Section 3.03 Notice of Redemption. Subject to Article IV of the Base Indenture, notice of any Redemption pursuant to this Article III will be sent not less than 30 days and not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address and, subject to Article IV of the Base Indenture, such notice of Redemption shall at least specify: (a) the Redemption Date; (b) the Redemption Price; and (c) that, on the Redemption Date, the Redemption Price shall become due and payable upon each of the Notes to be redeemed and that such Notes shall cease to accrue interest on and after the Redemption Date, unless there is a default in payment of the Redemption Price. Section 3.04 Amendments to Article IV of Base Indenture. Solely for purposes of the Notes, (i) Sections 404 and 405 of the Base Indenture are hereby deemed amended by removing any reference therein to accrued and unpaid interest to the date fixed for redemption being payable on any Notes upon Redemption (in addition to the applicable redemption price). ARTICLE IV OPTION TO DEFER INTEREST PAYMENTS Section 4.01 Option to Defer Interest Payments.

13 (a) So long as no Event of Default with respect to the Notes has occurred and is continuing, the Company may, at its option, defer Interest Payments on the Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods each (each such deferral period, commencing on the Interest Payment Date on which the first such deferred Interest Payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Stated Maturity or end on a day other than the day immediately preceding an Interest Payment Date. During any Optional Deferral Period, interest on the Notes will continue to accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes). In addition, during any Optional Deferral Period interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes), compounded semi-annually, to the extent permitted by applicable law. No interest will be due or payable on the Notes during an Optional Deferral Period, except upon a redemption of any Notes on any Redemption Date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes to be redeemed to, but excluding, such Redemption Date will be due and payable on such Redemption Date), or unless the principal of and interest on the Notes shall have been declared due and payable as the result of an Event of Default with respect to the Notes (in which case all accrued and unpaid interest on the Notes, including, to the extent permitted by applicable law, any compound interest on the Notes, shall become due and payable). All references in the Notes and, insofar as relates to the Notes, the Indenture to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires. (b) Before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, the Company may elect, at its option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the Stated Maturity. The Company may also elect, at its option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an Interest Payment Date. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), shall have been paid in full, the Company may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, the Company may not begin a new Optional Deferral Period unless the Company has paid all accrued and unpaid interest on the Notes (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods. (c) During any Optional Deferral Period, the Company shall not do any of the following (subject to the exceptions set forth in the next succeeding paragraph): (i) declare or pay any dividends or distributions on any Capital Stock (as defined below) of the Company;

14 (ii) redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of the Company; (iii) pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of the Company that ranks equally with or junior to the Notes in right of payment; or (iv) make any payments with respect to any guarantees by the Company of any indebtedness if such guarantees rank equally with or junior to the Notes in right of payment. (d) However, during an Optional Deferral Period, the Company may (i) declare and pay dividends or distributions payable solely in shares of its common stock (together, for the avoidance of doubt, with cash in lieu of any fractional share) or options, warrants or rights to subscribe for or purchase shares of its common stock, (ii) declare and pay any dividend in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by the Company to all holders of its common stock of rights entitling them to subscribe for or purchase its common stock or any class or series of its preferred stock, which rights (A) are deemed to be transferred with such common stock, (B) are not exercisable until the occurrence of a specified event or events and (C) are also issued in respect of future issuances of its common stock, (iii) issue any of shares of its Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (iv) reclassify its Capital Stock or exchange or convert one class or series of its Capital Stock for another class or series of its Capital Stock, (v) purchase fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, (vi) purchase, acquire or withhold shares of its common stock related to the issuance of its common stock or rights under any dividend reinvestment plan or related to any of its benefit plans for its directors, officers, employees, consultants or advisors, including any employment contract, and (vii) for the avoidance of doubt, convert convertible Capital Stock of the Company into other Capital Stock of the Company in accordance with the terms of such convertible Capital Stock (together, for the avoidance of doubt, with cash in lieu of any fractional share). (e) The Company will give the holders of the Notes and the Trustee written notice of its election of, or any shortening or extension of, an Optional Deferral Period at least 10 Business Days prior to the earlier of (1) the next succeeding Interest Payment Date or (2) the date upon which the Company is required to give notice to any applicable self-regulatory organization or to Holders of the Notes of the next succeeding Interest Payment Date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the Interest Payment Date immediately following the last day of an Optional Deferral Period will be the Regular Record Date with respect to such Interest Payment Date. (f) Section 607 of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 4.01.

15 ARTICLE V FORM OF NOTE Section 5.01 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A. ARTICLE VI ORIGINAL ISSUE OF NOTES Section 6.01 Original Issue of Notes. Notes in the initial aggregate principal amount of up to $1,000,000,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate by manual or electronic signature and deliver said Notes to or upon the written order of the Company, signed by any Officer of the Company, without any further corporate action by the Company. ARTICLE VII RESERVED ARTICLE VIII SUPPLEMENTAL INDENTURE Section 8.01 Supplemental Indenture without Consent of Holders. Without the consent of any Holders, the Company and the Trustee may from time to time, and at any time enter into an indenture or indentures supplemental hereto to amend the Indenture and the Notes, in form satisfactory to the Trustee (which shall comply with the provisions of the Trust Indenture Act as then in effect), for one or more of the following purposes: (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article X hereof; (b) to add to the covenants of the Company such further covenants, restrictions or conditions as the Company and the Trustee shall consider to be for the protection of the Holders and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, however, that in respect to any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; (c) to change or eliminate any of the provisions of the Indenture; provided, however, that any such change or elimination shall become effective only when there are no Notes outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or the Notes are not entitled to the benefit of such provision; (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other

16 provisions contained herein or in any supplemental indenture, or to make such other provision in regard to matters or questions arising under the Indenture or any supplemental indenture; provided, however, that such action shall not adversely affect the interest of the Holders in any material respect. (e) to mortgage or pledge to the Trustee as security for the Notes any property or assets which the Company may desire to mortgage or pledge as security for the Notes; (f) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act; and (g) to amend the Notes, the Base Indenture (insofar as it relates to the Notes) and the Indenture to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the final prospectus supplement dated February 13, 2025 for the Notes, as supplemented by any free writing prospectus used in connection with the offering of the Notes, under the section entitled “Description of the Notes.” The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise. Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 1202 of the Base Indenture. Section 1201 of the Base Indenture shall not apply with respect to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 8.01. Section 8.02 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than a majority in the principal amount of Notes then outstanding (except as otherwise provided in Section 1202 of the Base Indenture), the Company, when authorized by a Resolution of the Company, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Base Indenture for the purpose of (i) adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Third Supplemental Indenture or (ii) modifying in any manner the rights of the Holders of the Notes; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 1202 of the Base Indenture (which shall apply to this Section 8.02, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each outstanding Note directly affected thereby, modify Section 2.09 hereof in a manner adverse to the rights of the Holders. Section 1202 of the Base Indenture shall not apply with respect to the Notes (other than the proviso therein, which shall apply as set forth in the immediately preceding sentence), and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in this Section 8.02.

17 ARTICLE IX RESERVED ARTICLE X CONSOLIDATION, MERGER, SALE OR CONVEYANCE Section 10.01 Covenant Not to Consolidate Merge, Sell or Convey Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless (a) (x) the resulting, surviving or transferee Person (the “Successor Person”), if not the Company, is (and, if the Company remains a party to the Notes and the Indenture after giving effect to such transaction and the requirements in respect thereof under the Indenture, the Company is) organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia, and (y) the Successor Person, if not the Company, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company; (b) the obligor under the Indenture will not, immediately after the relevant transaction, be in default in the performance of its covenants and conditions under the Notes; and (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary qualifications and assumptions, each stating that such transaction and such modifications to the Indenture, if any, comply with the requirements therefor under this Article X. Section 10.02 Successor Person to Be Substituted. In case of any such, consolidation, merger or conveyance and upon the assumption by the Successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, and interest on, the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company under the Indenture, such Successor Person shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if it had been named herein as the Company, and, except in the case of a lease, the Company will be relieved of any further obligation under the Indenture and the Notes and, upon such assumption by the Successor Person by such supplemental indenture, the terms hereof shall no longer apply to the Company. Such Successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Person instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for

18 authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger or conveyance the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article X may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate. Article XI of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to Article XI of the Base Indenture shall, for purposes of the Notes only be deemed to refer instead to the applicable provisions in this Article X. ARTICLE XI TAX TREATMENT Section 11.01 Tax Treatment. The Company agrees, and by acceptance of a Note, each Holder (or beneficial owner) will be deemed (a) to have agreed that such Holder (or beneficial owner) intends that the Securities of this series constitute indebtedness of the Company, and will treat the Securities of this series as indebtedness of the Company, for United States federal, state and local tax purposes, and (b) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenant unless required by law. ARTICLE XII THE TRUSTEE Section 12.01 Appointment of Trustee. Pursuant to the Base Indenture and pursuant to this Third Supplemental Indenture, the Company hereby appoints the Trustee as Trustee under the Base Indenture with respect to the Notes, and by execution hereof the Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Trustee under the Base Indenture shall be vested in the Trustee with respect to the Notes and there shall continue to be vested in the Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee. Section 12.02 Eligibility of Trustee. The Trustee hereby represents that it is qualified and eligible under Section 909 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

19 Section 12.03 Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as registrar and “Paying Agent” with respect to the Notes. Section 12.04 Concerning the Trustee. The Trustee does not assume any duties, responsibilities or liabilities by reason of this Third Supplemental Indenture other than as set forth in the Base Indenture or as expressly set forth herein and, in carrying out its responsibilities hereunder, shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture. Section 12.05 Patriot Act Requirements of Trustee. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Third Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided. Section 12.06 Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, registrar or Paying Agent for the Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, if given, made or filed in writing at the Corporate Trust Office of the Trustee. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Third Supplemental Indenture and the Notes and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the

20 risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. Notwithstanding any other provision of this Third Supplemental Indenture or the Notes, where this Third Supplemental Indenture or the Notes provide for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary. The last two paragraphs of Section 105 of the Base Indenture shall not apply with respect to this Third Supplemental Indenture and the Notes, and any reference in the Base Indenture to such Section shall, for purposes of this Third Supplemental Indenture and the Notes, be deemed to refer instead to Section 105 of the Base Indenture as amended by this Section 12.06. ARTICLE XIII MISCELLANEOUS Section 13.01 Ratification of Indenture; Third Supplemental Indenture Controls. The Base Indenture, as supplemented and (solely for purposes of the Notes) amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith with respect to the Notes only. Section 13.02 Recitals. The recitals herein contained are made by the Company only and not by the Trustee, and the Trustee does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee shall be applicable in respect of the Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full. Section 13.03 Governing Law. This Third Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof. Section 13.04 Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Notes, but this Third Supplemental

21 Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein. Section 13.05 Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Third Supplemental Indenture by electronic signature, or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The exchange of copies of this Third Supplemental Indenture and of signature pages by electronic signature, or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

S-1 IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written. EXELON CORPORATION By: Name: Ryan Brown Title: Vice President and Treasurer THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Name: Title: [Signature Page to the Third Supplemental Indenture]

S-1 IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written. EXELON CORPORATION By: Name: Title: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Name: Title: [Signature Page to the Third Supplemental Indenture]

Error! Unknown document property name. A-1 EXHIBIT A FORM OF 6.500% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTE DUE 2055 [THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]* [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]* THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $2,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE THIRD SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $2,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE THIRD SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES. * Insert in Global Securities if applicable. * Insert in Global Securities. EXELON CORPORATION [Up to]* $[—] 6.500% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTE DUE 2055 Dated: February 19, 2025 NUMBER [ ] [CUSIP NO: [—]] **

A-2 Registered Holder: [ISIN NO: [—]] ** EXELON CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of [—] Dollars]*** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on March 15, 2055, (the “Stated Maturity”), and to pay (subject to deferral as set forth herein) interest thereon at the rate of 6.500% per annum, such interest to accrue from February 19, 2025 (the “Original Issue Date”), or from the most recent date to which interest has been paid or duly provided for, semi- annually in arrears on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2025 (subject to the right of the Company to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below), and on the Stated Maturity (i) from and including the Original Issue Date to but excluding March 15, 2035 (the “First Reset Date”), at the rate of 6.500% per annum and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Indenture) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the Indenture) as of the most recent Reset Interest Determination Date (as defined in the Indenture) plus a spread of 1.975%, to be reset on each Reset Date (as defined below), until the principal hereof is paid or made available for payment, provided that any principal hereof or (to the extent that the payment of such interest shall be legally enforceable) premium, if any, or interest hereon which is not paid when due shall bear interest at the then-applicable interest rate on the Notes (as defined on the reverse hereof) of this series (as reset from time to time in accordance with the terms of the Notes of this series) from the respective dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note shall be calculated on the basis of a 360- day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day (as defined in the Indenture)), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been * Insert in Global Securities. * Insert in Global Securities. ** Insert in Global Securities. *** Insert in Notes other than Global Securities. such Holder and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the reverse hereof), notice whereof shall be given to Holders of Securities as more fully provided in said Indenture.

A-3 If an Interest Payment Date, Redemption Date or the Stated Maturity of the Notes or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay. The payments of the principal of and premium, if any, and interest on the Global Securities of such series shall be made by wire transfer to the Depositary or its nominee or to any successor depositary or nominee, whichever shall be the registered Holder of such Global Securities of such series from time to time. The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control. This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have authenticated by the manual signature or electronic signature of the Trustee or an authenticating agent in accordance with the Indenture.

A-4 IN WITNESS WHEREOF, EXELON CORPORATION has caused this instrument to be duly executed. EXELON CORPORATION By: Name: Title:

A-5 TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture. Dated: The Bank of New York Mellon Trust Company, N.A., as Trustee By: Authorized Signatory

A-6 REVERSE OF NOTE This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities” or the “Notes”), issued and to be issued pursuant to Indenture (For Unsecured Subordinated Debt Securities), dated as of June 17, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A, as amended by the First Supplemental Indenture, dated as of June 17, 2014 and the Second Supplemental Indenture, dated as of April 3, 2017 (the “Base Indenture”), as supplemented and amended by the Third Supplemental Indenture dated as of February 1, 2025 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee of the Securities established thereby (herein called the “Trustee,” which term includes any successor trustee for the Notes under the Indenture) (the “Third Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Note is one of the series designated on the face hereof (the “Notes”) which is initially limited in aggregate principal amount to $1,000,000,000. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. The Notes are not subject to the operation of any sinking fund and, except as set forth in the Third Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity. In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Company will not pay any additional amounts to any Holder (or beneficial owner) in respect of any tax, assessment or governmental charge (including, without limitation, any taxes imposed pursuant to any Applicable Law). The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Notes, to waive on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon

A-7 the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. As provided in and subject to the provisions of the Indenture, the Holders of at least a majority in principal amount of the Notes, at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture with respect to the Notes; provided, however, that, subject to Section 901 of the Base Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders of the Notes not parties to such direction; and provided, further, that nothing in the Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Notes. The Holders of at least a majority in principal amount of the Notes at the time Outstanding, may waive any past default under the Indenture with respect to the Notes, except a default in the payment of the principal of or interest on any of the Notes or in respect of a covenant or provision of the Indenture which under Article XII of the Base Indenture (as amended hereby) cannot be modified or amended without the consent of the Holder of each Note so affected. Upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the Holders of all the Notes. Section 812 of the Base Indenture shall not apply to the Notes, and any reference in the Base Indenture to such provision shall, for purposes of the Notes, be deemed to refer instead to the applicable provision in Section 2.09 of the Third Supplemental Indenture. Except in respect to an Optional Deferral Period, nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other

A-8 governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness of the Company, for United States federal, state and local tax purposes, and (b) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenant unless required by law. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released. This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

A-9 ASSIGNMENT FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ______________________________________________________________________________ (please insert Social Security or other identifying number of assignee) ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ agent to transfer said Note on the books of the Company, with full power of substitution in the premises. Dated: ____________________________________ NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

A-10 SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE The initial principal amount of this Note is: $ Changes to Principal Amount of [Global] Note Date Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase Remaining Principal Amount of this Note Signature of Authorized Officer of Trustee